                        Consent of Independent Auditors

The Board of Directors
Frontier Airlines, Inc.:

We consent to the  incorporation by reference in the registration  statements Nos.
333-13333, 333-31389, 333-83811, and 333-42746  on Forms S-8 of our report dated
May 30, 2001,  with  respect to the balance sheets of Frontier Airlines, Inc. as of March 31, 2001 and 2000, and the related statements of income,  stockholders'
equity, and cash flows for each of the years in the three-year period ended
March 31, 2001, which report appears in the March 31, 2001 Form 10-K of
Frontier Airlines, Inc.

KPMG LLP

Denver, Colorado
June 5, 2001